Exhibit 10.10(2)

AMENDED AND RESTATED

MARKETING AGREEMENT AMENDING AGREEMENT

THIS AMENDED AND RESTATED AMENDING AGREEMENT is made February 23, 2023,

BETWEEN

GREENFIRE RESOURCES OPERATING CORPORATION, a corporation having an office in the City of Calgary, Alberta (“GROC”)

- and -

TRAFIGURA CANADA LIMITED, a corporation having an office in the City of Calgary, Alberta (“Trafigura”, and collectively with GROC, the “Parties”, and either of them, a “Party”)

WHEREAS GROC and Trafigura Canada General Partnership (the “Trafigura Partnership”) entered into an amended and restated confirmation with attached “General Terms - Crude Oil Purchase Sale Agreement” dated December 3, 2021 (the “Marketing Agreement”);

AND WHEREAS effective as of January 31, 2022, Trafigura Partnership assigned all of its rights, title and interest in and to the Marketing Agreement to Trafigura;

AND WHEREAS GROC is a direct wholly-owned subsidiary of Greenfire Resources Inc. (“GRI”);

AND WHEREAS GRI has entered into a business combination agreement dated as of December 14, 2022, by and among GRI, M-3 Brigade Acquisition III Corp., Greenfire Resources Ltd. (“GRL”), DE Greenfire Merger Sub Inc. and 2476276 Alberta ULC (as it may be amended, supplemented or restated from time to time, the “Business Combination Agreement”);

AND WHEREAS on closing of the transactions contemplated in the Business Combination Agreement (the “BCA Transactions”) GRL will be the ultimate parent company of GRI;

AND WHEREAS the Parties amended the Marketing Agreement pursuant to a Marketing Agreement Amending Agreement dated December 14, 2022 (the “Amending Agreement”);

AND WHEREAS the Parties wish to evidence, in writing, their agreement to further amend the Marketing Agreement by amending and restating the Amending Agreement (the “Amended and Restated Amending Agreement”), as hereinafter set forth;

NOW THEREFORE in consideration of good and valuable consideration, the receipt and sufficiency of which, is hereby expressly acknowledged by each of the Parties, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.01	Definitions

In this Amended and Restated Amending Agreement, including the recitals and this Clause, capitalized words and phrases shall have the meanings set forth in the Marketing Agreement unless context otherwise specifies or requires.

ARTICLE 2

AMENDMENT OF MARKETING AGREEMENT

2.01	Marketing Agreement Amended

Subject to and in accordance with the terms of this Amended and Restated Amending Agreement, the Marketing Agreement is hereby amended by:

(a)	deleting the provisions included under the heading “TERM” on page 1 of the Marketing Agreement in their entirety and replacing them with the following:

“Commencing with the first delivery of product hereunder to the earlier of: (a) the date that is six (6) years after such first delivery; and (b) in the event of a default (as contemplated by Section 4 of the attached General Terms) on the Early Termination Date as therein defined; provided that if at the Early Termination Date Buyer has provided, or agreed to provide, credit to Seller or an affiliate thereof, or the Seller or an affiliate thereof otherwise has any Obligations[I] to the Buyer, then the Early Termination Date shall automatically be extended to the first date thereafter on which Buyer no longer provides, nor has agreed to provide, credit to Seller or any affiliate thereof and any and all Obligations of the Seller or an affiliate thereof to the Buyer have been repaid in full on the terms and conditions thereof.”

(b)	adding the following provisions immediately following the current provision of Clause 6 (f) under the heading “MISCELLANEOUS” on page 7 of the Marketing Agreement:

“In addition to the foregoing, if the Seller, Greenfire Resources Inc. (“GRI”), Greenfire Resources Ltd. (“GRL”), any parent or affiliate of Seller, GRI, GRL, or the publicly listed company resulting from the transactions contemplated by the business combination agreement dated as of December 14, 2022, by and among GRI, M-3 Brigade Acquisition III Corp., GRL, DE Greenfire Merger Sub Inc. and 2476276 Alberta ULC (each of Seller, GRI, GRL and such publicly listed company being a “Disclosing Party”) is required by applicable law or otherwise wishes to disclose the Agreement, including any amendment thereto, or any terms thereof, the Disclosing Party shall: (a) promptly inform Buyer a reasonable period of time prior to such disclosure of such potential disclosure, (b) provide Buyer a reasonable opportunity to review and comment (including with respect to any redactions that may be made in accordance with subparagraph (c) below) upon such disclosure (including review by Buyer’s internal and external counsel), which comments the Disclosing Party shall consider and incorporate to the extent reasonable, (c) limit the disclosures to only such information as is required by applicable law, provided that the Disclosing Party shall redact any information that could reasonably be considered commercially sensitive (including, without limitation, price, fees, charges, quantities, and other key commercial terms of the Marketing Agreement) (collectively, the “Restricted Information”), and (d) seek, at Buyer’s request, confidential treatment, protective order, or other appropriate remedy, as applicable (in the case of filings with the U.S. Securities and Exchange Commission (“SEC”), such action would be filing and pursuing a confidential treatment request with the SEC with respect to the Restricted Information).”

I “Obligations” means all present and future obligations, liabilities and indebtedness (absolute or contingent, matured or otherwise), including without limitation all present and future obligations, liabilities or indebtedness (absolute or contingent, matured or otherwise) under any agreement between Buyer and Seller, and including without limitation the principal of, and all interest, fees, legal and other costs, charges and expenses owing or payable on or in respect of, any agreement to provide credit, whether from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again.

The foregoing amendments are to be effective as of and from the Effective Time (as such term is defined in the Business Combination Agreement). For certainty, the Parties acknowledge and agree that the foregoing amendments shall be of no force and effect if the Business Combination Agreement is terminated in accordance with its terms.

ARTICLE 3

GENERAL

3.01	Ratification and Confirmation of Marketing Agreement

Except as modified by this Amended and Restated Amending Agreement, the terms of the Marketing Agreement are hereby ratified and confirmed, and from the date hereof, any reference to the Marketing Agreement shall be deemed a reference to the Marketing Agreement as amended by this Amended and Restated Amending Agreement.

3.02	Further Assurances

Each Party will, from time to time and at all times, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Amended and Restated Amending Agreement.

3.03	Governing Law

This Amended and Restated Amending Agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and applicable laws of Canada and shall, in all respects, be treated as a contract made in the Province of Alberta. Each Party irrevocably attorns and submits to the exclusive jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom in respect of all matters arising out of or in connection with this Amended and Restated Amending Agreement.

3.04	Enurement

This Amended and Restated Amending Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective administrators, trustees, receivers, receiver-managers, successors and permitted assigns.

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3.05	Counterpart Execution

This Amended and Restated Amending Agreement may be executed in separate counterparts and delivered by facsimile or other electronic transmission of a PDF document and each counterpart when so executed and delivered will be deemed to be an original, all of which when taken together will constitute one and the same instrument. Production of an originally-executed or electronic copy of each counterpart execution page will be sufficient to prove the execution and delivery of this Amended and Restated Amending Agreement. Any Party delivering this Amended and Restated Amending Agreement by electronic means undertakes to deliver, within a reasonable time, an executed original.

IN WITNESS WHEREOF the Parties have executed this Amended and Restated Amending Agreement as of the date first written above.

GREENFIRE RESOURCES OPERATING CORPORATION		TRAFIGURA CANADA LIMITED

Per:		Per:
	Per:		Per:
	Title:		Title:

This is a counterpart execution page attached to and made part of that Amended and Restated Amending Agreement dated February 23, 2023 between Greenfire Resources Operating Corporation and Trafigura Canada Limited.

3.05	Counterpart Execution

This Amended and Restated Amending Agreement may be executed in separate counterparts and delivered by facsimile or other electronic transmission of a PDF document and each counterpart when so executed and delivered will be deemed to be an original, all of which when taken together will constitute one and the same instrument. Production of an originally-executed or electronic copy of each counterpart execution page will be sufficient to prove the execution and delivery of this Amended and Restated Amending Agreement. Any Party delivering this Amended and Restated Amending Agreement by electronic means undertakes to deliver, within a reasonable time, an executed original.

IN WITNESS WHEREOF the Parties have executed this Amended and Restated Amending Agreement as of the date first written above.

GREENFIRE RESOURCES OPERATING CORPORATION		TRAFIGURA CANADA LIMITED

Per:		Per:
	Per:		Per:
	Title:		Title:

This is a counterpart execution page attached to and made part of that Amended and Restated Amending Agreement dated February 23, 2023 between Greenfire Resources Operating Corporation and Trafigura Canada Limited.

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